EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

     The Unaudited Pro Forma Condensed Combined Balance Sheet at June 30, 2004 combines the historical consolidated balance sheets of WebMD Corporation and VIPS, Inc., giving effect to the acquisition as if it had occurred on June 30, 2004. The Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2004 and for the year ended December 31, 2003 combine the historical consolidated statements of operations of WebMD Corporation and VIPS, Inc. giving effect to the acquisition as if it had occurred on January 1, 2003. We have adjusted the historical consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. You should read this information in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	WebMD’s separate historical unaudited financial statements as of and for the six months ended June 30, 2004 included in WebMD’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004;

•	WebMD’s separate historical financial statements as of and for the year ended December 31, 2003 included in WebMD’s Annual Report on Form 10-K for the year ended December 31, 2003;

•	VIPS’s separate historical unaudited financial statements as of and for the six months ended June 30, 2004 included elsewhere in this filing; and

•	VIPS’s separate historical financial statements as of and for the year ended December 31, 2003 included elsewhere in this filing.

     The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed at the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or results of operations of the combined company.

     The unaudited pro forma condensed combined financial statements have been prepared using the purchase method of accounting. Accordingly, WebMD’s cost to acquire VIPS has been allocated to the acquired assets, liabilities and commitments based upon their estimated fair values at the dates indicated. The allocation of the purchase price is preliminary and is dependent upon certain valuations that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments presented herein.

WEBMD CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED
WITH VIPS BALANCE SHEET

AS OF JUNE 30, 2004

(In thousands)

	Historical	Historical	Pro Forma		Pro Forma
	WebMD	VIPS	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$206,611	$2,876	$(168,275	)(a)	$41,212
Accounts receivable, net	187,149	9,657	—		196,806
Inventory	12,022	6	—		12,028
Current portion of prepaid content and distribution services	16,114	—	—		16,114
Deferred tax asset	—	1,370	(1,370	)(h)	—
Other current assets	25,540	838	—		26,378

Total current assets	447,436	14,747	(169,645)		292,538

Marketable securities	595,311	—	—		595,311
Property and equipment, net	75,128	2,520	—		77,648
Prepaid content and distribution services	22,667	—	—		22,667
Goodwill	891,406	858	(858	)(b)	959,582
			68,176	(c)
Intangible assets, net	185,175	8,575	(8,575	)(b)	277,875
			92,700	(c)
Other assets	37,221	3,902	(1,256	)(f)	39,703
			(164	)(g)

	$2,254,344	$30,602	$(19,622)		$2,265,324

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$200,483	$3,790	$1,400	(d)	$205,673
Current portion of debt	—	1,250	(1,250	)(g)	—
Deferred revenue	101,516	7,459	(2,025	)(e)	106,950

Total current liabilities	301,999	12,499	(1,875)		312,623

3 1/4% convertible subordinated notes due 2007	299,999	—	—		299,999
1.75% convertible subordinated notes due 2023	350,000	—	—		350,000
Other long-term debt, less current portion	—	12,379	(12,379	)(g)	—
Deferred tax liability	—	2,558	(2,558	)(h)	—
Other long-term liabilities	1,078	356	—		1,434

Commitments and contingencies

Convertible redeemable exchangeable preferred stock	98,181	—	—		98,181
Redeemable preferred stock	—	33,066	(33,066	)(i)	—

Stockholder’s equity:
Common stock	39	21	(21	)(i)	39
Additional paid-in capital	11,761,696	—	—		11,761,696
Deferred stock compensation	(10,179)	—	—		(10,179)
Treasury stock, at cost	(352,735)	—	—		(352,735)
Accumulated deficit	(10,200,644)	(30,277)	30,277	(i)	(10,200,644)
Accumulated other comprehensive income	4,910	—	—		4,910

Total stockholders’ equity	1,203,087	(30,256)	30,256		1,203,087

	$2,254,344	$30,602	$(19,622)		$2,265,324

WEBMD CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED WITH VIPS
STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2004

(In thousands, except per share data)

	Historical	Historical	Pro Forma		Pro Forma
	WebMD	VIPS	Adjustments		Combined

Revenue	$553,095	$32,868	$(323)	(j)	$585,640

Costs and expenses:
Cost of operations	326,603	17,465	(200	)(k)	343,868
Development and engineering	24,087	163	—		24,250
Sales, marketing, general and administrative	160,292	5,457	—		165,749
Depreciation, amortization and other	25,733	2,575	(1,950	)(l)	32,268
			5,910	(m)
Legal expense	4,252	—	—		4,252
Interest income (expense), net	408	(1,211)	1,218	(n)	415
Other income, net	484	—	—		484

Income (loss) from continuing operations before income tax provision (benefit)	13,020	5,997	(2,865)		16,152
Income tax provision (benefit)	1,544	2,387	(2,194	)(o)	1,737

Income (loss) from continuing operations	$11,476	$3,610	$(671)		$14,415

Basic income from continuing operations per common share	$0.04				$0.05

Diluted income from continuing operations per common share	$0.03				$0.04

Weighted-average shares outstanding used in computing income from continuing operations per common share:
Basic	310,886				310,886

Diluted	332,582				332,582

WEBMD CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED WITH VIPS
STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

(In thousands, except per share data)

	Historical	Historical	Pro Forma		Pro Forma
	WebMD	VIPS	Adjustments		Combined

Revenue	$963,980	$58,892	$(1,690	)(j)	$1,021,182

Costs and expenses:
Cost of operations	564,939	30,916	(1,048	)(k)	594,807
Development and engineering	42,985	381	—		43,366
Sales, marketing, general and administrative	282,482	11,003	—		293,485
Depreciation, amortization and other	62,434	4,958	(3,540	)(l)	76,072
			12,220	(m)
Legal expense	3,959	—	—		3,959
Interest income (expense), net	7,687	(2,550)	2,570	(n)	7,707
Other income (expense), net	5,877	(2)	—		5,875

Income (loss) from continuing operations before income tax provision (benefit)	20,745	9,082	(6,752)		23,075
Income tax provision (benefit)	4,140	3,245	(2,980	)(o)	4,405

Income (loss) from continuing operations	$16,605	$5,837	$(3,772)		$18,670

Basic income from continuing operations per common share	$0.05				$0.06

Diluted income from continuing operations per common share	$0.05				$0.06

Weighted-average shares outstanding used in computing income from continuing operations per common share:
Basic	304,858				304,858

Diluted	325,811				325,811

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of Pro Forma Presentation

     On August 11, 2004 WebMD Corporation completed its acquisition of VIPS, Inc. The acquisition will be accounted for as a purchase business combination under U.S. generally accepted accounting principles.

     The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2004 reflects the acquisition as if it occurred on June 30, 2004. The Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2004 and for the year ended December 31, 2003 reflect the acquisition as if it occurred on January 1, 2003.

     The unaudited pro forma condensed combined financial statements presented herein are not necessarily indicative of the results of operations or the combined financial position that would have resulted had the acquisition been completed at the dates indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company.

     The unaudited pro forma adjustments represent management’s estimates based on information available at this time. Additionally, the total estimated purchase price of the acquisition of VIPS has been allocated on a preliminary basis to assets and liabilities based on management’s estimate of their fair values. This allocation is subject to change pending the completion of the final analysis of the purchase price and fair values of assets acquired and liabilities assumed. Also, the total purchase price is subject to customary closing conditions which have not been finalized as of the date of this filing. Accordingly, the final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments presented herein. In connection with the preliminary allocation of the purchase price, intangible assets subject to amortization of $92,700 were recorded. The intangible assets are comprised of $56,300 relating to customer relationships with estimated useful lives ranging from ten to fifteen years, $36,000 relating to internally developed technology with estimated useful lives of 5 years and $400 relating to a trade name with an estimated useful life of one year.

     Certain amounts in the historical consolidated financial statements of VIPS have been reclassified to conform to WebMD’s financial statement presentation.

Note 2 — Pro Forma Adjustments

     The following pro forma adjustments result from the allocation of the purchase price for the acquisition based on the fair value of the assets, liabilities and commitments acquired from VIPS.

     The pro forma adjustments related to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2004 assume the acquisition took place on June 30, 2004 and are as follows:

a)	To reflect the cash paid for VIPS

b)	To eliminate the historical goodwill and intangible assets of VIPS

c)	To record the estimated goodwill and estimated intangible assets resulting from the acquisition

d)	To record the liability for WebMD’s estimated acquisition related expenses

e)	To eliminate deferred revenue related to implementation services. The implementation services related to this deferred revenue have already been delivered and accordingly, do not represent a legal obligation assumed by WebMD

f)	To eliminate the deferred costs associated with the deferred revenue related to implementation services

g)	To eliminate current and long-term debt of VIPS which was fully paid in connection with the acquisition as well as related debt issuance costs

h)	To eliminate deferred tax accounts, reflecting consolidation within WebMD’s tax return

i)	To eliminate the historical equity accounts and preferred stock of VIPS

     The pro forma adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2004 and for the year ended December 31, 2003 assume the acquisition took place on January 1, 2003 and are as follows:

j)	To reduce revenue for the impact of eliminating deferred revenue related to implementation services as of the assumed acquisition date, which does not represent a liability of WebMD subsequent to the acquisition date
k)	To eliminate the amortization of deferred costs associated with the deferred revenue related to implementation services

l)	To eliminate amortization related to historical intangible assets of VIPS

m)	To reflect the estimated amortization of intangible assets resulting from the acquisition

n)	To eliminate interest expense related to VIPS debt obligations which were fully paid in connection with the acquisition

o)	To eliminate federal tax expense due to the inclusion of VIPS results within the consolidated tax return of WebMD